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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 2000 with respect to the financial statements of Globalware Computing, Inc. as of December 31, 1998 and 1999 and for the three years in the period ended December 31, 1999, included in the Registration Statement (Form S-1) and related Prospectus of AvantGo, Inc. for the registration of shares of its common stock.

Chicago, Illinois                         /s/ Ernst & Young LLP

August 7, 2000